AMENDMENT NO. 1

TO THE
TRANSITION TO INTERNAL MANAGEMENT AGREEMENT

This AMENDMENT NO. 1 to the TRANSITION TO INTERNAL MANAGEMENT AGREEMENT is made and entered into on this 8th day of April, 2014 (this “Amendment”) by and among, Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company, the “Company Parties”), Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), and Sentio Investments, LLC, a Florida limited liability company (the “Advisor”).

R E C I T A L S

WHERAS, the Company and the Advisor are parties to an advisory agreement pursuant to which the day-to-day business and affairs of the Company are managed by the Advisor (the “Advisory Agreement”);

WHEREAS, on February 10, 2013, the Company Parties, the Investor, and the Advisor, entered into the Transition to Internal Management Agreement (the “TIMA”) which, subject to the receipt of certain required third-party consents, which have heretofore been obtained, effected certain amendments to the terms of the Advisory Agreement;

WHEREAS, upon the terms set forth in this Amendment, the parties have agreed to amend the definition of net asset value included in the TIMA to provide that it shall include a premium associated with the value of the Company’s portfolio in its entirety;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the TIMA as follows:

1. Amendment to Section 3a. Effective upon the receipt by the Company of the consent as required under the loan documents with respect to Woodlawn Terrace at the Oaks, the following definitions provided in Section 3a of the TIMA, which amend definitions included in the Advisory Agreement, are hereby added to, or superseded and replaced in their entirety with the following definitions:

“Enterprise Premium” means an estimate, as determined in good faith by the Board or an authorized committee thereof, of the premium over Net Asset Value associated with the size and composition of the portfolio of the Company in light of the then-current market conditions to the extent the capital markets would warrant a premium for an assembled portfolio of like assets.

“Net Asset Value” means the estimate of the aggregate net asset value of the Company, as determined in good faith by the Board or an authorized committee thereof, attributable to the outstanding Common Stock, and most recently reported in the Company’s public filings and adjusted as necessary for any significant changes to the portfolio of the Company since the valuation was reported. To the extent the net asset value as reported does not include an Enterprise Premium, such an Enterprise Premium shall be added to and included in net asset value. In the case of a termination of the Advisory Agreement in which a Subordinated Performance Fee Due Upon Termination will be payable, Net Asset Value will be determined based upon the Appraised Value of the Company’s Properties at the Termination Date, less amounts of all indebtedness secured by the Company’s Properties, plus the net asset value of all other Loans and Permitted Investments of the Company, net of any appropriate adjustments for joint ventures, minority interests or non-controlling stockholder interests.

2. Ratification; Effect on Advisory Agreement.

a. Ratification. The TIMA and the Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b. Effect on the Advisory Agreement. On and after the date hereof, each reference in the TIMA to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the TIMA as amended hereby.

c. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

THE COMPANY

Sentio Healthcare Properties, Inc.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

THE PARTNERSHIP

Sentio Healthcare Properties OP, L.P.

By: Sentio Healthcare Properties, Inc.,
its general partner

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

THE INVESTOR

Sentinel RE Investment Holdings LP

By:	/s/ Billy Butcher
Name:	Billy Butcher
Title:	Vice President

THE ADVISOR

Sentio Investments, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer